As filed with the Securities and Exchange Commission on June 15, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MASTERCARD INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4172551
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2000 Purchase Street

Purchase, New York 10577

(Address of Principal Executive Offices) (Zip Code)

MasterCard Incorporated 2006 Long Term Incentive Plan,

as Amended and Restated

(Full Title of the Plan)

Noah J. Hanft, Esq.

General Counsel

MasterCard Incorporated

2000 Purchase Street

Purchase, New York 10577

(Name and Address of Agent For Service)

(914) 249-2000

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Christopher M. Bartoli, Esq.

Baker & McKenzie LLP

130 East Randolph Drive

Chicago, Illinois 60601

Telephone: (312) 861-8000

Facsimile: (312) 861-2899

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(2)
Class A Common Stock, $0.0001 par value per share	6,250,000	$143.20	$895,000,000	$27,477

(1)	In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered includes an indeterminable number of shares of Class A common stock issuable under the MasterCard Incorporated 2006 Long Term Incentive Plan, as amended and restated, as this amount may be adjusted as a result of stock splits, stock dividends or similar transactions and antidilution provisions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based on the average of the high and low prices per share of the Class A common stock on the New York Stock Exchange on June 11, 2007.

EXPLANATORY NOTE

MasterCard Incorporated (the “Company” or the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register an additional 6,250,000 shares of its Class A common stock, par value $0.0001 per share, pursuant to the MasterCard Incorporated 2006 Long Term Incentive Plan, as amended and restated (the “Plan”). The Plan was approved by the Company’s stockholders on June 7, 2007.

PART I

The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission by the Company are hereby incorporated in this Registration Statement by reference:

(a)	Annual report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007 (File No. 001-32877);

(b)	Quarterly reports on Form 10-Q and 10-Q/A for the quarter ended March 31, 2007, filed on May 2, 2007 and May 3, 2007, respectively (File No. 001-32877);

(c)	Current reports on Form 8-K filed January 3, 2007 (File No. 001-32877), January 8, 2007 (File No. 001-32877), January 18, 2007 (File No. 001-32877), February 2, 2007 (File No. 001-32877), February 9, 2007 (File No. 001-32877), February 13, 2007 (File No. 001-32877), March 30, 2007 (File No. 001-32877), April 10, 2007 (File No. 001-32877) and June 7, 2007 (File No. 001-32877);

(d)	The description of the Company’s Class A common stock contained in its Registration Statement on Form 8-A, filed May 12, 2006 (File No. 001-32877), including the description of the Company’s Class A common stock contained in the Company’s prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 on May 25, 2006 incorporated by reference therein and herein.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed except as so modified or superseded, to constitute a part of this Registration Statement.

With respect to the unaudited financial information of the Company for the three month periods ended March 31, 2007 and 2006 incorporated by reference herein, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 2, 2007 incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied.

PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not required.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the Class A common stock being registered hereby is being passed upon for the Company by Noah J. Hanft, Esq., General Counsel of the Company. As of the date of this Registration Statement, Mr. Hanft beneficially owns 71,021 shares of the Company’s Class A common stock. Mr. Hanft is eligible to participate in the Plan and may receive benefits under the Plan.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to an action brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys fees). The Company’s amended and restated certificate of incorporation provides that the Company must indemnify its directors and officers and members of the European Board to the fullest extent permitted by Delaware law. The Company has also entered into indemnification agreements with its directors that provide for the Company to indemnify them to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violation of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Company’s certificate of incorporation provides for such limitations on liability for its directors and members of the European Board.

The Company currently maintains liability insurance for its directors and officers.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

4.1	Amended and Restated Certificate of Incorporation of MasterCard Incorporated (incorporated by reference to Exhibit 3.1(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed August 2, 2006 (No. 001-32877)).

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of MasterCard Incorporated (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 7, 2007 (No. 001-32877)).

4.3	Amended and Restated Bylaws of MasterCard Incorporated (incorporated by reference to Exhibit 3.1(b) to Pre-Effective Amendment No.1 to the Company’s Registration Statement on Form S-1 filed November 14, 2005 (No. 333-128337)).

5	Opinion of Noah J. Hanft, Esq.

10	MasterCard Incorporated 2006 Long Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 7, 2007 (No. 001-32877)).

15	Letter from PricewaterhouseCoopers LLP regarding Unaudited Interim Financial Information.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Noah J. Hanft, Esq. (included as part of Exhibit 5).

24	Power of Attorney (included on the signature page to this Registration Statement).

ITEM 9.	UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, MasterCard Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 15th day of June 2007.

MASTERCARD INCORPORATED

By:	/s/ Robert W. Selander
Name:	Robert W. Selander
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert W. Selander, Chris A. McWilton and Noah J. Hanft, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, to sign any and all amendments or supplements to the Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 15th day of June, 2007.

SIGNATURE	TITLE

/s/ Robert W. Selander Robert W. Selander	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David R. Carlucci David R. Carlucci	Director

/s/ Steven J. Freiberg Steven J. Freiberg	Director

/s/ Bernard S.Y. Fung Bernard S.Y. Fung	Director

/s/ Richard Haythornthwaite Richard Haythornthwaite	Chairman of the Board; Director

/s/ Nancy J. Karch Nancy J. Karch	Director

/s/ Marc Olivié Marc Olivié	Director

/s/ Mark Schwartz Mark Schwartz	Director

/s/ Tan Teong Hean Tan Teong Hean	Director

/s/ Chris A. McWilton Chris A. McWilton	Chief Financial Officer (Principal Financial Officer)

/s/ Tara Maguire Tara Maguire	Corporate Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of MasterCard Incorporated (incorporated by reference to Exhibit 3.1(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed August 2, 2006 (No. 001-32877)).

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of MasterCard Incorporated (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 7, 2007 (No. 001-32877)).

4.3	Amended and Restated Bylaws of MasterCard Incorporated (incorporated by reference to Exhibit 3.1(b) to Pre-Effective Amendment No.1 to the Company’s Registration Statement on Form S-1 filed November 14, 2005 (No. 333-128337)).

5	Opinion of Noah J. Hanft, Esq.

10	MasterCard Incorporated 2006 Long Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 7, 2007 (No. 001-32877)).

15	Letter from PricewaterhouseCoopers LLP regarding Unaudited Interim Financial Information.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Noah J. Hanft, Esq. (included as part of Exhibit 5).

24	Power of Attorney (included on the signature page to this Registration Statement).